FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2022 RESULTS

COLUMBUS, Ohio, USA – July 28, 2022 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2022. Provided below are the highlights:

•Reported sales increased 6% compared with the prior year. In local currency, sales increased 10% in the quarter as currency reduced sales growth by 4%.

•Net earnings per diluted share as reported (EPS) were $9.29, compared with $7.85 in the prior-year period. Adjusted EPS was $9.39, an increase of 16% over the prior-year amount of $8.10. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “We reported strong second quarter results as our team executed very well on our growth strategies and successfully navigated global supply chain challenges. Sales growth in our Laboratory and Core Industrial businesses was robust. We are particularly pleased with our very good growth in China. Excellent sales growth combined with good margin improvement drove very strong growth in EPS despite adverse foreign currency.”

GAAP Results
EPS in the quarter was $9.29, compared with the prior-year amount of $7.85.

Compared with the prior year, total reported sales increased 6% to $978.4 million. By region, reported sales increased 11% in the Americas, decreased 7% in Europe and increased 10% in Asia/Rest of World. Earnings before taxes amounted to $256.7 million, compared with $230.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $9.39, an increase of 16% over the prior-year amount of $8.10.

Compared with the prior year, total sales in local currency increased 10% as currency reduced sales growth by 4%. By region, local currency sales increased 12% in the Americas, 4% in Europe and 14% in Asia/Rest of World. Adjusted Operating Profit amounted to $285.4 million, a 12% increase from the prior-year amount of $255.3 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results

GAAP Results
EPS was $16.84, compared with the prior-year amount of $14.17.

Compared with the prior year, total reported sales increased 9% to $1,876.2 million. By region, reported sales increased 14% in the Americas, decreased 2% in Europe and increased 12% in Asia/Rest of World. Earnings before taxes amounted to $469.7 million, compared with $415.8 million in the prior year.

Non-GAAP Results
Adjusted EPS was $17.25, an increase of 18% over the prior-year amount of $14.66.

Compared with the prior year, total sales in local currency increased 12% as currency reduced sales growth by 3%. By region, local currency sales increased 14% in the Americas, 7% in Europe and 15% in Asia/Rest of World. Adjusted Operating Profit amounted to $526.7 million, a 13% increase from the prior-year amount of $465.9 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging. Management cautions that market conditions are dynamic and changes to the business environment can happen quickly. There is uncertainty in the economic environment today including challenges in the global supply chain, inflationary pressures, unfavorable foreign currency, and the potential impacts of COVID-19 and the war in Ukraine. The estimates include uncertainty and management acknowledges that market conditions are subject to change.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2022 will be between 9% and 10%. This sales growth is expected to result in Adjusted EPS in the range of $38.85 to $39.05, which represents a growth rate of 14% to 15%. This compares with previous local currency sales guidance of approximately 8% and Adjusted EPS guidance of $38.20 to $38.50. Management notes that current foreign exchange rates represent a greater headwind to Adjusted EPS in the second half of 2022 compared with previous guidance.

Based on today's assessment of market conditions, management anticipates local currency sales growth for the third quarter of 2022 will be approximately 8%, and Adjusted EPS is forecasted to be $9.75 to $9.85, a growth rate of 12% to 13%. Included in the third quarter guidance is an estimated 6% headwind to Adjusted EPS growth due to adverse currency.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, “Our culture of agility and focused execution have allowed us to capitalize on favorable market demand and navigate challenging supply chain and inflationary conditions. We will continue to leverage our best-in-class Spinnaker sales and marketing initiatives and excellent product portfolio to identify and target profitable growth opportunities. Our sales growth combined with our margin initiatives will continue to drive margin expansion and robust earnings growth in 2022 and beyond.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, July 29) at 7:00 a.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic and recent developments in Ukraine. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic and recent developments in Ukraine on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic and recent developments in Ukraine. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2022		% of sales	June 30, 2021	% of sales

Net sales	$978,387	(a)	100.0	$924,351	100.0
Cost of sales	406,726		41.6	387,447	41.9
Gross profit	571,661		58.4	536,904	58.1

Research and development	44,023		4.5	42,603	4.6
Selling, general and administrative	242,206		24.8	239,045	25.9
Amortization	16,365		1.6	16,218	1.8
Interest expense	12,765		1.3	10,439	1.1
Restructuring charges	1,770		0.2	876	0.1
Other charges (income), net	(2,160)		(0.2)	(2,661)	(0.3)
Earnings before taxes	256,692		26.2	230,384	24.9

Provision for taxes	44,622		4.5	45,621	4.9
Net earnings	$212,070		21.7	$184,763	20.0

Basic earnings per common share:
Net earnings	$9.39			$7.97
Weighted average number of common shares	22,593,375			23,191,155

Diluted earnings per common share:
Net earnings	$9.29			$7.85
Weighted average number of common and common equivalent shares	22,821,666			23,521,793

Note:
(a)	Local currency sales increased 10% as compared to the same period in 2021.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2022		% of sales	June 30, 2021	% of sales

Earnings before taxes	$256,692			$230,384
Amortization	16,365			16,218
Interest expense	12,765			10,439
Restructuring charges	1,770			876
Other charges (income), net	(2,160)			(2,661)
Adjusted operating profit	$285,432	(b)	29.2	$255,256	27.6

Note:
(b)	Adjusted operating profit increased 12% as compared to the same period in 2021.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2022		% of sales	June 30, 2021	% of sales

Net sales	$1,876,178	(a)	100.0	$1,728,741	100.0
Cost of sales	784,932		41.8	720,141	41.7
Gross profit	1,091,246		58.2	1,008,600	58.3

Research and development	87,051		4.6	81,875	4.7
Selling, general and administrative	477,518		25.5	460,797	26.7
Amortization	32,969		1.8	30,102	1.7
Interest expense	24,103		1.3	19,910	1.2
Restructuring charges	5,781		0.3	2,069	0.1
Other charges (income), net	(5,869)		(0.3)	(1,951)	(0.1)
Earnings before taxes	469,693		25.0	415,798	24.0

Provision for taxes	83,622		4.4	81,372	4.7
Net earnings	$386,071		20.6	$334,426	19.3

Basic earnings per common share:
Net earnings	$17.02			$14.37
Weighted average number of common shares	22,680,353			23,277,636

Diluted earnings per common share:
Net earnings	$16.84			$14.17
Weighted average number of common and common equivalent shares	22,928,933			23,603,805

Note:
(a)	Local currency sales increased 12% as compared to the same period in 2021.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2022		% of sales	June 30, 2021	% of sales

Earnings before taxes	$469,693			$415,798
Amortization	32,969			30,102
Interest expense	24,103			19,910
Restructuring charges	5,781			2,069
Other charges (income), net	(5,869)			(1,951)
Adjusted operating profit	$526,677	(b)	28.1	$465,928	27.0

Note:
(b)	Adjusted operating profit increased 13% as compared to the same period in 2021.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2022	December 31, 2021

Cash and cash equivalents	$109,449	$98,564
Accounts receivable, net	626,593	647,335
Inventories	463,321	414,543
Other current assets and prepaid expenses	125,338	108,916
Total current assets	1,324,701	1,269,358

Property, plant and equipment, net	760,856	799,365
Goodwill and other intangible assets, net	941,811	956,072
Other non-current assets	309,062	302,003
Total assets	$3,336,430	$3,326,798

Short-term borrowings and maturities of long-term debt	$106,574	$101,134
Trade accounts payable	267,523	272,911
Accrued and other current liabilities	744,484	772,493
Total current liabilities	1,118,581	1,146,538

Long-term debt	1,821,458	1,580,808
Other non-current liabilities	389,129	428,031
Total liabilities	3,329,168	3,155,377

Shareholders’ equity	7,262	171,421
Total liabilities and shareholders’ equity	$3,336,430	$3,326,798

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flow from operating activities:
Net earnings	$212,070	$184,763	$386,071	$334,426
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,447	11,318	23,327	22,261
Amortization	16,365	16,218	32,969	30,102
Deferred tax benefit	(2,141)	(2,355)	(3,237)	(7,423)
Other	4,691	4,581	9,200	9,156
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(23,276)	31,010	(138,337)	15,890
Net cash provided by operating activities	219,156	245,535	309,993	404,412
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	118	3,248	118	3,248
Purchase of property, plant and equipment	(43,240)	(22,758)	(62,391)	(47,363)
Proceeds from government funding (a)	7,013	—	25,013	—
Acquisitions	(1,061)	(460)	(10,765)	(185,534)
Other investing activities	3,629	(14,622)	7,372	3,604
Net cash used in investing activities	(33,541)	(34,592)	(40,653)	(226,045)
Cash flows from financing activities:
Proceeds from borrowings	555,776	377,005	1,239,813	1,204,996
Repayments of borrowings	(474,080)	(343,007)	(952,559)	(866,153)
Proceeds from exercise of stock options	12,421	2,784	17,710	7,833
Repurchases of common stock	(274,999)	(212,499)	(549,999)	(474,999)
Acquisition contingent consideration payment	(7,912)	—	(7,912)	—
Other financing activities	(50)	(1,574)	(382)	(2,288)
Net cash used in financing activities	(188,844)	(177,291)	(253,329)	(130,611)

Effect of exchange rate changes on cash and cash equivalents	(4,271)	1,946	(5,126)	242

Net increase (decrease) in cash and cash equivalents	(7,500)	35,598	10,885	47,998
Cash and cash equivalents:
Beginning of period	116,949	106,654	98,564	94,254
End of period	$109,449	$142,252	$109,449	$142,252

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$219,156	$245,535	$309,993	$404,412
Payments in respect of restructuring activities	2,331	975	4,245	5,548
Transition tax payment	4,289	4,288	4,289	4,288
Proceeds from sale of property, plant and equipment	118	3,248	118	3,248
Purchase of property, plant and equipment, net (a)	(20,054)	(22,758)	(37,526)	(47,363)
Acquisition payments (b)	2,405	1,974	2,579	2,091
Adjusted free cash flow	$208,245	$233,262	$283,698	$372,224
Notes:
(a) In September 2021 the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company will receive funding of $35.8 million which will offset capital expenditures. For the three and six months ended June 30, 2022, funding proceeds of $7.0 million and $25.0 million, respectively, and related purchases of property, plant and equipment of $23.2 million and $24.9 million, respectively, are excluded from Adjusted free cash flow for the respective periods.
(b) Includes $2.1 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the three and six months ended June 30, 2022.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2022			(7%)		11%	10%		6%
Six Months Ended June 30, 2022			(2%)		14%	12%		9%

Local Currency Sales Growth
Three Months Ended June 30, 2022			4%		12%	14%		10%
Six Months Ended June 30, 2022			7%		14%	15%		12%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2022		2021		% Growth	2022		2021		% Growth

EPS as reported, diluted	$9.29		$7.85		18%	$16.84		$14.17		19%

Purchased intangible amortization, net of tax	0.22	(a)	0.19	(a)		0.44	(a)	0.31	(a)
Restructuring charges, net of tax	0.06	(b)	0.03	(b)		0.20	(b)	0.07	(b)
Income tax expense	(0.18)	(c)	0.03	(c)		(0.25)	(c)	0.01	(c)
Acquisition costs, net of tax	—		—			0.02	(d)	0.10	(d)

Adjusted EPS, diluted	$9.39		$8.10		16%	$17.25		$14.66		18%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.4 million ($4.9 million net of tax) and $5.9 million ($4.5 million net of tax) for the three months ended June 30, 2022 and 2021, and of $13.0 million ($10.1 million net of tax) and $9.7 million ($7.3 million net of tax) for the six months ended June 30, 2022 and 2021, respectively.
(b)	Represents the EPS impact of restructuring charges of $1.8 million ($1.4 million after tax) and $0.9 million ($0.7 million after tax) for the three months ended June 30, 2022 and 2021, and $5.8 million ($4.7 million after tax) and $2.1 million ($1.7 million after tax) for the six months ended June 30, 2022 and 2021, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2022 and 2021 due to the timing of excess tax benefits associated with stock option exercises.
(d)	Represents the EPS impact of acquisition costs of $0.5 million ($0.4 million after tax) and $2.8 million ($2.3 million after tax) for the six months ended June 30, 2022 and 2021, respectively.